Exhibit 99.1

Blue Owl Capital Launches Owl Rock Technology Income Corporation and Breaks Escrow with $534 Million in Net Equity Proceeds

Business Development Company Will Have More Than $2 Billion in Committed Capital

New York, New York – May 2, 2022- Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL), a leading alternative asset manager, today announced that Owl Rock Technology Income Corporation (“ORTIC” or the “Fund”), a non-traded business development company (BDC) broke escrow with approximately $534 million in net equity proceeds.

ORTIC has approximately $2 billion in committed capital at launch, including leverage. The Fund will be managed by Owl Rock, a division of Blue Owl.

ORTIC intends to capitalize on the strength of Owl Rock’s direct lending platform which has closed over 340 deals and manages $39.2 billion in assets. Since inception, the platform has sourced proprietary investment opportunities with $51.2 billion in gross originations, including more than $19 billion in technology-related investments as of December 31, 2021.

ORTIC seeks to provide individual investors attractive current-income along with the potential for capital appreciation by originating and making investments in market leading technology-related companies based primarily in the United States. The Fund will focus on debt and other income producing securities, offering a differentiated opportunity to invest in the technology sector.

Doug Ostrover, Blue Owl CEO and Co-Founder, and Marc Lipschultz, Co-President and Co-Founder of Blue Owl said: “The launch of ORTIC provides investors with a high-quality way to access investments in leading private technology companies that were previously only available to large institutions. This access to the technology sector is especially important as we enter periods of increased market volatility. As the alternative asset management industry continues to broaden its reach beyond institutions, we look forward to leveraging our historical strength in the private wealth channels to remain a leader in providing institutional quality solutions to meet the growing market demand for access to private investments.”

Sean Connor, President of Blue Owl Securities said: “ORTIC combines our expertise in technology lending, as demonstrated by the strong performance of Owl Rock’s existing technology focused BDC, Owl Rock Technology Finance (ORTF), and in creating and managing perpetual products that can offer compelling and differentiated solutions for income-focused investors. We are excited to build off the success of our previous BDC launches and continue to deliver individual investors access to Owl Rock’s institutional direct lending platform.”

The prospectus for ORTIC can be found here.

About Blue Owl Capital Inc.

Blue Owl is a global alternative asset manager with $94.5 billion in assets under management as of December 31, 2021. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Solutions and Real Estate strategies on behalf of Institutional and Private Wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals averaging more than 25 years of experience building alternative investment businesses. Blue Owl employs over 350 people across nine offices globally. For more information, please visit us at www.blueowl.com.

Important Information and Risk Factors

An investment in ORTIC is speculative and involves a high degree of risk, including the risk of a substantial loss of investment, as well as substantial fees and costs, all of which can impact an investor’s return. The following are some of the risks involved in an investment in ORTIC’s common shares; however, an investor should carefully consider the fees and expenses and information found in the “Risk Factors” section of the ORTIC prospectus before deciding to invest:

An investor should not expect to be able to sell its shares regardless of how ORTIC performs. An investment in shares of ORTIC’s common stock is not suitable for any investor that needs access to the money it invests. ORTIC does not intend to list its shares on any securities exchange and does not expect a secondary market in its shares to develop. While ORTIC intends to continue to conduct quarterly tender offers, it is not required to do so and may suspend or terminate its share repurchase program at any time.

Distributions on ORTIC’s common stock may exceed ORTIC’s taxable earnings and profits. Therefore, portions of the distributions that ORTIC pays may represent a return of capital for U.S. federal tax purposes. Significant portions of distributions may not be based on investment performance. ORTIC has not established any limit on the extent to which it may use offering proceeds to fund distributions. In addition, distributions may also be funded in significant part from the waiver and/or deferral of fees and reimbursements by ORTIC’s affiliates.

The payment of fees and expenses will reduce the funds available for investment, the net income generated, the funds available for distribution and the book value of the common shares. In addition, the fees and expenses paid will require investors to achieve a higher total net return in order to recover their initial investment. Please see ORTIC’s prospectus for details regarding its fees and expenses.

ORTIC intends to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated.

ORTIC’s investment adviser and its affiliates face a number of conflicts with respect to ORTIC, including managing other investment entities raising money for and managing future investment entities that make the same types of investments as those ORTIC targets.

The incentive fee payable by ORTIC to its investment adviser may create an incentive for the adviser to make investments on ORTIC’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. ORTIC may be obligated to pay its investment adviser incentive fees even if ORTIC incurs a net loss due to a decline in the value of its portfolio and even if its earned interest income is not payable in cash.

The information provided above is not directed at any particular investor or category of investors and is provided solely as general information about Blue Owl products and services to regulated financial intermediaries and to otherwise provide general investment education. No information contained herein should be regarded as a suggestion to engage in or refrain from any investment-related course of action as ORTIC and its affiliates are not undertaking to provide impartial investment advice, act as an impartial adviser, or give advice in a fiduciary capacity with respect to the materials presented herein.

All investments are subject to risk, including the loss of the principal amount invested. These risks may include limited operating history, uncertain distributions, inconsistent valuation of the portfolio, changing interest rates, leveraging of assets, reliance on the investment advisor, potential conflicts of interest, payment of substantial fees to the investment advisor and the dealer manager, potential illiquidity and liquidation at more or less than the original amount invested. Diversification will not guarantee profitability or protection against loss. Performance may be volatile, and the NAV may fluctuate.

This is for informational purposes only and is not an offer or a solicitation to sell or subscribe for any fund and does not constitute investment, legal, regulatory, business, tax, financial, accounting or other advice or a recommendation regarding any securities of Owl Rock, of any fund or vehicle managed by Owl Rock, or of any other issuer of securities. Only the ORTIC Prospectus can make such an offer. Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Capital commitments may be solicited through Owl Rock Capital Securities LLC, Member of FINRA/SIPC, as Dealer Manager.

Copyright© Blue Owl Capital Inc. 2022. All rights reserved.

Investor Contact

Ann Dai

Head of Blue Owl Capital Investor Relations

Blueowlir@blueowl.com

Dana Sclafani

Head of Owl Rock BDC Investor Relations

212-651-4705

owlrockir@blueowl.com

Media Contact

Prosek Partners

David Wells / Nick Theccanat

Pro-blueowl@prosek.com

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